UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-4200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the Board of Directors (the “Board”) of Imperial Holdings, Inc. (the “Company”) appointed Andrew Dakos, Phillip Goldstein and Gerald Hellerman to serve as directors of the Company. As further discussed in Item 8.01 below, in connection with these appointments, Opportunity Partners L.P. (“Opportunity”) has, on behalf of itself and its affiliates, withdrawn its demand for a special meeting of shareholders (the “Special Meeting Request”), which it had submitted to the Company on May 23, 2012 and has agreed to execute a stipulation dismissing its lawsuit, filed in the 15th Judicial Circuit in and for Palm Beach County, Florida, to compel an annual meeting of shareholders (the “Annual Meeting Litigation”). None of Messrs. Dakos, Goldstein and Hellerman has any direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Dakos, Goldstein and Hellerman will receive compensation consistent with the other non-management directors of the Company. Such compensation currently includes an annual cash retainer of $40,000, and a committee retainer of $5,000 and $2,000 for membership on the Audit Committee and other Board committees, respectively.

The Company intends to amend this Current Report on Form 8-K with updated committee memberships of the Board once those determinations have been made.

As previously disclosed in a Current Report on Form 8-K filed on July 20, 2012, Walter Higgins and A. Penn Wyrough have resigned from the Board, effective on August 2, 2012, in connection with the appointment of Messrs. Dakos, Goldstein and Hellerman. The resignations of Messrs. Higgins and Wyrough are not due to any disagreement with the Company or the Board.

Item 7.01 Regulation FD Disclosure.

On August 6, 2012, the Company issued a press release concerning the settlement and Board changes described in Items 5.02 and 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 8.01 Other Events.

On August 2, 2012, the Company entered into a settlement with Opportunity whereby Opportunity agreed to execute a stipulation dismissing the Annual Meeting Litigation and, pursuant to the settlement, has withdrawn its Special Meeting Request. In connection with the settlement, the Company agreed to pay Opportunity for reasonable and documented costs and expenses incurred in connection with the Annual Meeting Litigation and Special Meeting Request, including attorneys’ fees and expenses related to Opportunity’s proxy solicitation of shareholders.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release issued August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Holdings, Inc.
(Registrant)

Date: August 6, 2012	By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued August 6, 2012.

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